Allen & Gledhill

ADVOCATES & SOLICITORS

Execution version

Dated                  25 SEP 2009

       MICRON TECHNOLOGY, INC.

as Guarantor

and

           ABN AMRO BANK N.V., SINGAPORE BRANCH

acting as Security Trustee

SUPPLEMENTAL DEED

                  (being supplemental to the Guarantee dated 31 March 2008)

ALLEN & GLEDHILL LLP

ONE MARINA BOULEVARD #28-00

SINGAPORE 018989

TABLE OF CONTENTS

Contents                                                                                                                 Page

1.           Definitions and Interpretation                                                                     1

2.           Incorporation                                                                                                 2

3.           Amendments to the Original Guarantee                                                     2

4.           Representations                                                                                             4

5.           Confirmation                                                                                                   4

6.           Expenses and Stamp Duty                                                                            4

7.           Counterparts                                                                                                   5

8.           Governing Law                                                                                               5

9.           Jurisdiction                                                                                                     5

This Supplemental Deed is made on  25 SEP 2009 between:

(1)           MICRON TECHNOLOGY, INC., a corporation established under the laws of the State of
Delaware, U.S.A. (the "Guarantor"); in favour of

(2)           ABN AMRO BANK N.V., SINGAPORE BRANCH, as security trustee for and on behalf of the Beneficiaries (as defined in the Original Guarantee, defined below) (the "Security
Trustee"),

and is supplemental to a Guarantee dated 31 March 2008 (the "Original Guarantee") made between (1) the Guarantor, as guarantor and (2) the Security Trustee, as security trustee.

Whereas:

(A)         Pursuant to a US$600,000,000 Facility Agreement dated 31 March 2008 (the "Original
Facility Agreement") made between (1) TECH Semiconductor Singapore Pte. Ltd., as borrower, (2) ABN AMRO Bank N.V., Citibank, N.A., Singapore Branch/ Citigroup Global
Markets Singapore Pte Ltd, DBS Bank Ltd and Oversea-Chinese Banking Corporation
Limited, together as original mandated lead arrangers, (3) Citicorp Investment Bank
(Singapore) Limited, as facility agent, (4) the Security Trustee, as security trustee, and (5)
the Banks (as defined therein), the Banks agreed to grant to the Borrower a term loan facility of up to US$600,000,000, upon the terms and subject to the conditions of the Original
Facility Agreement.

(B)          Pursuant to an amendment agreement (the "Amendment Agreement"), dated on or about the date of this Supplemental Deed, made between (1) the Borrower, as borrower, and (2)
 the Facility Agent, as agent for the other Finance Parties, the Borrower and the Finance
 Parties have agreed to amend and supplement the Original Facility Agreement, upon the terms and subject to the conditions of the Amendment Agreement.

(C)           It is a condition precedent to the amendments to the Original Facility Agreement pursuant to the Amendment Agreement taking effect that, inter alia, this Supplemental Deed duly executed by the Guarantor be delivered to the Facility Agent.

It is agreed as follows:

1.          Definitions and Interpretation

1.1          Definitions

Unless otherwise defined or construed in this Supplemental Deed and except where the context otherwise requires, all terms and references used in the Original Facility
Agreement, the Original Guarantee and the Amendment Agreement shall have the same meaning and construction in this Supplemental Deed and, in addition:

"Effective Date" has the meaning given to it in Clause 4.1 (Conditions Precedent) of the
Amendment Agreement.

"Party" means a party to this Agreement.

-   1   -

1.2          Headings

Unless otherwise stated, references to "Clauses" are to be construed as references to the clauses of this Supplemental Deed.

1.3          Third Party Rights

1.3.1        Other than the Finance Parties or as expressly provided to the contrary in this
Supplemental Deed, a person who is not a party to this Supplemental Deed has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of
Singapore to enforce or to enjoy the benefit of any term of this Supplemental
Deed.

1.3.2        Notwithstanding any terms of this Supplemental Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Supplemental Deed.

2.            Incorporation

2.1          Preservation of the Original Guarantee

Except to the extent expressly amended by the provisions of this Supplemental Deed, the terms and conditions of the Original Guarantee are hereby confirmed and shall remain in full force and effect.

2.2          Agreement Supplemental

The Original Guarantee and this Supplemental Deed shall be read and construed as one document and this Supplemental Deed shall be considered to be part of the Original
Guarantee and, without prejudice to the generality of the foregoing, where the context so allows, references in the Original Guarantee to "this Deed", howsoever expressed, shall be read and construed as references to the Original Guarantee as amended, modified and supplemented by this Supplemental Deed.

3.            Amendments to the Original Guarantee

The Parties agree that, with effect from the Effective Date, the Original Guarantee shall be amended as follows:

3.1           by deleting the definition of "Micron Proportion" in Clause 1.2 of the Original Guarantee in
its entirety and substituting the same with the following new definition:

““Micron Proportion" means:

(a)           at any time prior to 11 April 2010:

(i)           85.31 per cent.; or

(ii)          the percentage of the total issued share capital of the Borrower which is owned directly or indirectly by Micron,

whichever is higher; and

(b)           at all times thereafter, 100 per cent.";

3.2          by deleting Clause 2.3 (Limitation of Liability) of the Original Guarantee in its entirety and substituting the same with the following new Clause 2.3 (Limitation of Liability):

"2.3         Limitation of Liability

Notwithstanding anything to the contrary in this Deed or in any other Finance
Document, the maximum liability of the Guarantor at any time under this Clause 2 shall in no event exceed the lesser of:

2.3.1        the Micron Proportion of the amount of the Secured Obligations at that time; and

2.3.2        an amount equal to the greatest amount that would not render the
Guarantor's obligations hereunder and under the other Finance
Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law.

For the purposes of this Clause 2.3, "Fraudulent Transfer Law" means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law, and "US Bankruptcy Law' means the United States Bankruptcy
Code of 1978 (Title 11 of the United States Code) or any other United States
Federal or state bankruptcy, insolvency or similar law."; and

3.3          by deleting Clause 2.4 (Release of Guarantee) of the Original Guarantee in its entirety and substituting the same with the following new Clause 2.4 (Release of Guarantee):

"2.4         Release of Guarantee

If:

2.4.1           (i) the ratio of the Borrower's Net Debt to Equity, the Borrower's Liquidity
     Ratio and the Borrower's DSCR measured in accordance with Clause
17.1 (Financial Condition) of the Facility Agreement for the financial quarter ending on 2 December 2010 complies with the requirements of
Clause 17.1 (Financial Condition) of the Facility Agreement and (ii) the
Borrower is in compliance with its obligations under Clause 28.7 (Debt
Service Deposit Accounts) of the Facility Agreement up to and on 2
December 2010 (both (i) and (ii) shall be confirmed by the Facility Agent
(acting on the instructions of the Instructing Group) to the Security
Trustee), and

2.4.2           (i) a Non-extension Event had not occurred on 11 October 2009 or (ii) on
   11 October 2009, a Non-extension Event had occurred but that Non-
  extension is no longer continuing and, in each case, at such point in time, a Non-extension Event is not capable of occurring,

the Security Trustee shall at the cost and request of the Guarantor, discharge and release the Guarantor from its obligations under this Deed (without prejudice to accrued obligations) provided that on or prior to such release and discharge by the Security Trustee, each of the Micron Security Documents and the

Encumbrance created pursuant thereto has been released and discharged to the satisfaction of the Security Trustee.".

4.            Representations

4.1          Representations on the date of this Supplemental Deed

On the date of this Supplemental Deed, the Guarantor makes each of the representations in Clause 3 (Representations and Warranties) of the Original Guarantee
to the Security Trustee, as security trustee for the benefit of the Beneficiaries as if each reference therein to "this Deed" includes a reference to this Supplemental Deed and each reference to "Finance Document" or "Finance Documents" includes a reference to this
Supplemental Deed and the Amendment Agreement, and acknowledges that the Security
Trustee has entered into this Supplemental Deed in reliance on those representations and warranties.

4.2          Representations on the Effective Date

On the Effective Date, the Guarantor makes each of the representations in Clause 3
(Representations and Warranties) of the Original Guarantee to the Security Trustee, as
security trustee for the benefit of the Beneficiaries as if each reference therein to "this
Deed" includes a reference to the Original Guarantee as amended and supplemented by this Supplemental Deed, each reference to the "Facility Agreement" includes a reference to the Original Facility Agreement as amended and supplemented by the Amendment
Agreement and each reference to "Finance Document" or "Finance Documents"
includes a reference to each of the Original Facility Agreement and the Original Guarantee
as amended and supplemented by the Amendment Agreement and this Supplemental
Deed respectively.

5.            Confirmation

The Guarantor hereby irrevocably and unconditionally confirms that the respective terms and conditions of each of the Security Documents and each other Finance Document to which it is a party are and shall continue to apply and shall remain in full force and effect and binding on it, notwithstanding the provisions of this Supplemental Deed or the performance or non-performance by any person of any of its obligations under the Original
Guarantee (as amended and supplemented by this Supplemental Deed), any of the
Security Documents or any other Finance Document.

6.            Expenses and Stamp Duty

To the extent not paid by the Borrower, the Guarantor shall:

6.1.1        from time to time on demand of the Security Trustee, reimburse the Facility Agent, the Security Trustee and each of the Original Mandated Lead Arrangers for all reasonable costs and expenses (including but not limited to legal and documentation fees), together with any GST thereon incurred by it in connection with the negotiation, preparation and execution of this Supplemental Deed and any other document referred to in this Supplemental Deed or the Amendment
Agreement; and

6.1.2        pay all stamp, registration and other taxes to which this Supplemental Deed or any other document referred to in this Supplemental Deed or the Amendment
Agreement is subject and shall, from time to time on demand of the Security
Trustee, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

7.             Counterparts

This Supplemental Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.            Governing Law

This Supplemental Deed shall be governed by Singapore law.

9.            Jurisdiction

9.1          Singapore Courts

The courts of Singapore have jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Supplemental Deed (including a dispute regarding the existence, validity or termination of this Supplemental Deed or the consequences of its nullity).

9.2           Convenient Forum

The Guarantor waives any objection it might now or hereafter have to the courts referred to in Clause 9.1 (Singapore Courts) being nominated to settle Disputes and accordingly, agrees that they will not argue to the contrary.

9.3           Non-exclusive Jurisdiction

The submission to the jurisdiction of the courts referred to in Clause 9.1 shall not (and shall not be construed so as to) limit the right of each of the Beneficiaries to take proceedings against the Guarantor or, the Guarantor to take proceedings against the
Beneficiaries or any one or more of them or any other party, in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

9.4           Service of Process

9.4.1        The Guarantor irrevocably appoints Micron Semiconductor Asia Pte. Ltd. (with its address at 990 Bendemeer Road, Singapore 339942, fax no. +65 6290 3690,
attention: Managing Director) to receive, for it and on its behalf, service of process in any Disputes in Singapore. Such service shall be deemed completed on delivery to the relevant process agent (whether or not it is forwarded to and received by the Guarantor). If for any reason a process agent ceases to be able to act as such or no longer has an address in Singapore, the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Security Trustee, and to deliver to the Security Trustee a copy of the new process agent's acceptance of that appointment, within 30 days.

9.4.2       The Guarantor irrevocably consents to any process in any Disputes anywhere being served by mailing a copy by registered post to it in accordance with Clause
17 (Notices) of the Original Guarantee. Such service shall become effective 30 days after mailing.

9.4.3       Nothing shall affect the right to serve process in any other manner permitted by law.

This Supplemental Deed has been entered into on the date stated at the beginning of this
Supplemental Deed.

In witness whereof the parties hereto have executed and delivered this Supplemental Deed, under seal, as of the day and year first above written.

The Guarantor

THE COMMON SEAL of

MICRON TECHNOLOGY, INC.

was hereunto affixed in the presence of :

                                     SEAL
/s/ Philippe Morali

Authorised Officer

Name:  Philippe Morali

     Treasurer

                                                                                                                        -7-

The Security Trustee

SIGNED

by  /s/ Jessica Goh / Irene Ng

for and on behalf of

ABN AMRO BANK N.V., SINGAPORE BRANCH

in the presence of:  /s/Karen Heng